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                                                                    EXHIBIT 23.2


                          CONSENT OF COOPERS & LYBRAND


We hereby consent to the incorporation by reference in this Form 10-K of Apache Corporation of our report dated February 13, 1995 on our audits of the consolidated financial statements of DEKALB Energy Company for the year ended December 31, 1994, and the incorporation by reference of such report into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129, 33-62753 and 333-12669), Form S-4 (No. 33-61669) and Form
S-8 (Nos. 33- 31407, 33-37402, 33-53442, 33-59721, 33-59723, 33-63817 and
333-04059).




                                        Coopers & Lybrand
                                        Chartered Accountants

Calgary, Alberta, Canada
March 24, 1997